EXHIBIT 10.2

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of the 14th day of March, 2010, by and between MULTIMEDIA GAMES, INC., a Delaware corporation (the “Company”), and PATRICK RAMSEY (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement dated September 14, 2008, and as amended December 31, 2008 (as amended, modified and supplemented from time to time, the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement pursuant to the terms conditions and conditions contained herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Terms.  Capitalized terms used herein and not otherwise defined herein (including, without limitation, in the language amendatory to the Employment Agreement) shall have the respective meanings given such terms in the Employment Agreement.

2.	Section 1.2 entitled “Duties” shall be deleted in its entirety and replaced with the following paragraph:

1.2           Duties.   Executive shall serve as Interim President and Chief Executive Officer and shall report directly to the Company’s Board of Directors.  Executive shall have the authority, and perform the duties customarily associated with the titles and offices together with such additional duties as may from time to time be assigned by the Board of Directors.  During the term of Executive’s employment hereunder, Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the interests of the Company and shall not be otherwise employed or engaged.

3.	Section 1.4.1 entitled “Base Salary” shall be deleted in its entirety and replaced with the following paragraph:

1.4.1           Base Salary.  In consideration of the services rendered to the Company hereunder by Executive and Executive’s covenants hereunder and in the Company’s Agreement Regarding Proprietary Developments, Confidential Information and Non-Solicitation attached hereto as Exhibit A (the “Proprietary Agreement”), during the Employment Term, the Company shall pay Executive a salary at the annual rate of $375,000.00 (the “Base Salary”), less statutory and other authorized deductions and withholdings, payable in accordance with the Company’s regular payroll practices.  The Board of Directors, or the Compensation Committee thereof, will review the Base Salary annually.

4.	Section 1.4.2 entitled “Bonuses” shall be deleted in its entirety and replaced with the following paragraph:

1.4.2           Bonuses. Executive shall be entitled to receive annual bonus equal to 100% of Executive’s then current Base Salary (the “Target Bonus”) as prorated for the fiscal year based upon achievement of bonus plan performance targets then in effect as approved by the Board of Directors, or the Compensation Committee thereof, which bonus may be as much as 200% of Executive’s then current Base Salary as prorated for the fiscal year for overachievement against said targets.  Any bonus payment shall be less statutory and other authorized deductions and withholdings and payable at the times when other management bonuses are paid; provided, however, that such Target Bonus shall be paid before the latter of: (i) the 15th day of the third calendar month following the calendar year that the bonus is earned; or (ii) the 15th day of the third calendar month following the end of the fiscal year of the Company that the bonus is earned.

5.
Board of Directors.  “Board of Directors” shall be substituted for “Chief Executive Officer” in Section 1.6 of the Employment Agreement where a determination by the Chief Executive Officer was formerly required.  The Board of Directors shall now make such determinations regarding Executive’s termination.  For avoidance of doubt, the Board of Directors, and not the Chief Executive Officer, shall have the authority to determine the applicable standards under Section 1.6 “Termination.”

6.
Ratification.  The Employment Agreement, as herein amended, remains in full force and effect in accordance with its terms, and the Company and the Executive hereby ratify and confirm the same.  The Company and the Executive agree that no event of default or default has occurred and is continuing under the Employment Agreement, as herein amended.

7.	Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Texas.

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This Second Amendment to Executive Employment Agreement is executed on the 14th day of March, 2010.

“COMPANY”

MULTIMEDIA GAMES, INC.

By   /s/ Neil E. Jenkins
NEIL E. JENKINS
Chairman, Compensation Committee

“EXECUTIVE”

/s/ Patrick J. Ramsey
PATRICK J. RAMSEY